                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is
                                                           ---------
entered into as of December 17, 1999, by and among Verisign, Inc., a Delaware corporation ("Parent"), Signio, Inc., a California corporation ("Company"), and
              ------                                             -------
BEHAD Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Newco").
         -----

                                    RECITALS

          A. The parties intend that, on the terms and subject to the conditions hereinafter set forth, Newco will merge with and into Company in a reverse triangular merger (the "Merger"), with Company to be the surviving
                                ------
corporation of the Merger, all pursuant to the terms and conditions of this Agreement, an Agreement of Merger substantially in the form of Exhibit A-1 (the
                                                               -----------
"Agreement of Merger"), a Certificate of Merger substantially in the form of
 -------------------
Exhibit A-2 (the "Certificate of Merger") and the applicable provisions of the
-----------       ---------------------
laws of California and Delaware. Upon the effectiveness of the Merger, (i) all the outstanding shares of common stock of Company, par value $0.0001 per share ("Company Common Stock"), and all the outstanding shares of preferred stock of
  --------------------
Company, par value $0.0001 per share ("Company Preferred Stock"), will be
                                       -----------------------
converted into common stock of Parent, $0.001 par value per share ("Parent
                                                                    ------
Common Stock") and (ii) all options to purchase Company Common Stock will be
------------
assumed and converted into options to purchase Parent Common Stock, in the manner and on the basis determined herein and as provided in the Agreement of Merger and Certificate of Merger.

          B. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Representatives (as defined in Section 1.3.2) shall execute and deliver an Escrow Agreement in substantially the form attached hereto as Exhibit
                                                                         -------
B (the "Escrow Agreement"), to be effective upon consummation of the Merger,
-       ----------------
pursuant to which certain shares of Common Stock of Parent issued in the Merger will be withheld by Parent and deposited in escrow as security for the indemnification obligations provided for in Section 10.

          C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company and each of the shareholders of Company listed on Schedule 1
                                                          ----------
(collectively, the "Principal Shareholders") shall execute and deliver a Support
                    ----------------------
Agreement in substantially the form attached hereto as Exhibit C (the "Support
                                                       ---------       -------
Agreement") agreeing to vote in favor of this Agreement and the Merger.
---------

          D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain employees of Company shall execute and deliver to Parent employment agreements with Parent and Company (the "Employment Agreements"), to be
                                         ---------------------
effective upon the consummation of the Merger.

          E. The Merger is intended to be treated as a "purchase" for accounting purposes and a tax-free reorganization pursuant to the provisions of
Section 368(a)(1)(A) of the Internal

Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of
                                       ----
Section 368(a)(2)(E) of the Code.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.   PLAN OF REORGANIZATION

          1.1  The Merger. The Agreement of Merger will be filed with the
               ----------
Secretary of State of the State of California and the Certificate of Merger will be filed with the Secretary of State of the State of Delaware as soon as practicable after the closing of the transactions provided for herein (the "Closing"). The effective time of the Merger (the "Effective Time") shall be
 -------                                            --------------
the time of filing of the Agreement of Merger unless otherwise specified in the Agreement of Merger. On the terms and subject to the conditions of this Agreement, the Agreement of Merger and the Certificate of Merger, Newco will be merged with and into Company (or Company will be merged with and into Newco in a forward triangular merger or into Parent in a straight-in merger) in a statutory merger pursuant to the Agreement of Merger and the Certificate of Merger and in accordance with applicable provisions of Delaware and California laws as follows:

               1.1.1  Conversion of Company Shares. Each share of Company
                      ----------------------------
Common Stock that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the Applicable Number (determined in accordance with Section 1.1.4 hereof) of fully paid and nonassessable shares of Parent Common Stock. Each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the Applicable Number (determined in accordance with Section 1.1.4 hereof) of fully paid and nonassessable shares of Parent Common Stock. Any right of repurchase by Company of any shares of Company Common Stock that exists immediately before the Effective Time shall continue and become a right of Parent to repurchase on the same terms and conditions (adjusted according to the Applicable Number) as the shares of Parent Common Stock that are issued at the Effective Time upon conversion of such shares of Company Common Stock. Company represents in Section 2.3(b) that such repurchase rights are and will be solely related to the vesting of restricted Company Common Stock issued to Company employees.

               1.1.2  Dissenting Shares. Notwithstanding anything to the
                      -----------------
contrary contained in this Agreement, any shares of Company Common Stock or Company Preferred Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.1.1 (or cash in lieu of fractional shares in accordance with Section 1.2), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as
--------  -------

"dissenting shares," shall not be perfected, or if any such shares lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.1.1 (and cash in lieu of fractional shares in accordance with Section 1.2).

               1.1.3  Conversion of Company Options and Warrants.
                      ------------------------------------------

                      (a) Effective at the Effective Time, Parent will assume all outstanding options to purchase Company Common Stock (the "Company
                                                               -------
Options"), and each of the Company Options will by its terms be converted into
-------
an option (a "Parent Option") to purchase that number of shares of Parent Common
              -------------
Stock which equals the number of shares of Company Common Stock that could be purchased pursuant to the Company Option immediately prior to the Effective Time multiplied by the Applicable Number (determined in accordance with Section 1.1.4 hereof), such number of shares being rounded down to the nearest whole share. The exercise price per share of Parent Common Stock purchasable under each Parent Option will be equal to the exercise price per share of Company Common Stock under the corresponding Company Options divided by the Applicable Number, such exercise price being rounded up to the nearest tenth of a cent. All of the other terms and conditions of each Parent Option will be the same in all material respects as the corresponding Company Option, including any right to repurchase shares issued upon exercise of the Company Options. It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time. No cash will be paid in lieu of fractional shares rounded down pursuant to this Section 1.1.3(a).

                      (b) Effective as of the Effective Time, Parent will assume all outstanding warrants to purchase Company Common Stock (the "Company
                                                                       -------
Common Warrants"), and each of the Company Common Warrants will by its terms be
---------------
converted into a warrant (a "Parent Warrant") to purchase that number of shares
                             --------------
of Parent Common Stock which equals the number of shares of Company Common Stock that could be purchased pursuant to the Company Warrant immediately prior to the Effective Time multiplied by the Applicable Number (determined in accordance with Section 1.1.4 hereof), such number of shares being rounded down to the nearest whole share. The exercise price per share of Parent Common Stock purchasable under each Parent Warrant will be equal to the exercise price per share of Company Common Stock under the corresponding Company Common Warrants divided by the Applicable Number, such exercise price being rounded up to the nearest tenth of a cent. All of the other terms and conditions of each Parent Warrant will be the same in all material respects as the corresponding Company Common Warrant. No cash will be paid in lieu of fractional shares rounded down pursuant to this Section 1.1.3(b).

               1.1.4  Applicable Number.  Unless there is an adjustment to the
                      -----------------
shares to be issued in the Merger pursuant to Section 1.1.5 below, the "Applicable Number" shall be 0.139953.
 -----------------

               1.1.5  Adjustments for Capital Changes.  If prior to the Merger,
                      -------------------------------
Parent recapitalizes either through a split-up of the outstanding shares of Parent Common Stock into a greater number, or through a combination of such outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes such outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares or sets a record date with respect to any of the foregoing that is before the Effective Time, the calculation of the Applicable Number will be adjusted appropriately.

               1.1.6  Conversion of Newco Shares. Each share of Newco Common
                      --------------------------
Stock ("Newco Common Stock"), that is issued and outstanding immediately prior
        ------------------
to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Newco, be converted into and become one share of Company Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Company Common Stock into which the shares of Newco Common Stock are so converted shall be the only shares of Company Common Stock that are issued and outstanding immediately after the Effective Time.

               1.1.7  Forward Triangular or Straight In Merger.  The parties
                      ----------------------------------------
agree that, upon Parent's request, they will amend these documents to cause Company to merge with and into Newco or Parent; provided, however, that no such
                                                --------  -------
amendment shall increase the tax exposure of Company or any shareholder of Company and that no such amendment will be made if it would result in any material delay in the consummation of the Merger as a result of additional third party consents being required or otherwise; and provided, further, that Company
                                                --------  -------
will be allowed to restate the Company Disclosure Letter (as defined in Section
2) as of the original date of the Agreement to take into account any changes resulting from any such amendment.

          1.2  Fractional Shares.  No fractional shares of Parent Common Stock
               -----------------
will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Company Common Stock or Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock will receive from Parent, promptly after the Effective Time, an amount of cash equal to the closing price of Parent Common Stock on the Nasdaq National Market on the last trading day before the Effective Time multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled.

          1.3  Escrow Agreement.
               ----------------

               1.3.1 Parent will withhold from the shares of Parent Common Stock that are issued in the Merger pursuant to Section 1.1.1 (subject to Sections 1.1.2 and 1.2) and that would otherwise be delivered pursuant to
Section 6.2, 10% of the total number of shares of Parent Common Stock issued in the Merger (the "Escrow Shares") and will deliver certificates representing such
                 -------------
Escrow Shares to Chase Manhattan Bank and Trust Company, National Association or a similar institution, as escrow agent (the "Escrow Agent"), together with
                                             ------------
related
stock transfer powers, to be held by the Escrow Agent as security for the indemnification obligations under Section 10 and pursuant to the provisions of the Escrow Agreement.

               1.3.2  The shareholders of Company (the "Company Shareholders"),
                                                        --------------------
by their approval of the Merger and/or their tender pursuant to Section 6.2 of certificates representing shares of Company Common Stock or Company Preferred Stock, will be conclusively deemed to have consented to, approved and agreed to be personally bound by: (a) the indemnification provisions of Section 10, (b) the Escrow Agreement, (c) the appointment of Phillipe F. Courtot and Donald R. Dixon as the representatives of the Company Shareholders (collectively, the "Representatives") under the Escrow Agreement and as the attorney-in-fact and
 ---------------
agents for and on behalf of the Shareholders as provided in the Escrow Agreement and (d) the taking by the Representatives of any and all actions and the making of any decisions required or permitted to be taken by the Representatives under the Escrow Agreement, including, without limitation, the exercise of the power to: (a) authorize delivery to Parent of Escrow Shares in satisfaction of indemnity claims by Parent or any other Indemnified Person (as defined herein) pursuant to Section 10 hereof and/or the Escrow Agreement; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims; (c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Section 10; and (d) take all actions necessary in the judgment of the Representatives for the accomplishment of the foregoing. The Representatives will have unlimited authority and power to act on behalf of the Shareholders with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Company Shareholders are treated in the same manner. The Company Shareholders will be bound by all actions taken by the Representatives in connection with the Escrow Agreement, and Parent will be entitled to rely on any action or decision of the Representatives. In performing the functions specified in this Agreement and the Escrow Agreement, the Representatives will not be liable to any Company Shareholders for any act or omission the Representatives made in good faith and in the exercise of reasonable judgment. As provided in the Escrow Agreement, any out-of-pocket costs and expenses reasonably incurred by the Representatives in connection with actions taken pursuant to the terms of the Escrow Agreement, at the Representatives' option, either (i) will be paid by the Company Shareholders to the Representatives or (ii) if shares are available for distribution to the Company Shareholders pursuant to the Escrow Agreement, at the request of the Representatives, a portion of those shares will be sold by the Escrow Agent and the proceeds paid to or at the direction of the Representatives, in either case pro rata in proportion to the Company Shareholders' respective percentage interests in the Escrow Shares. For the purposes of this Agreement and the Escrow Agreement, Escrow Shares will be deemed to have a per share value equal to the closing price per share of Parent Common Stock as quoted on the Nasdaq National Market, and reported in The Wall Street Journal, for the trading day
                                 -----------------------
immediately preceding the date on which the Closing takes place (the "Closing
                                                                      -------
Date") (such price shall be subject to adjustment to reflect any capital change
----
of the type referred to in Section 1.1.5, whether occurring at or after the Effective Time, and Parent shall promptly provide the Escrow Agent with written notice of such capital change) as provided in the Escrow Agreement.

          1.4  Effects of the Merger.  At the Effective Time: (a) the separate
               ---------------------
existence of Newco will cease, Newco will be merged with and into Company and Company will be the surviving corporation (the "Surviving Corporation"),
                                                ---------------------
pursuant to the terms of the Agreement of Merger and Certificate of Merger; (b) the Articles of Incorporation and Bylaws of Company will continue unchanged to be the Articles of Incorporation and Bylaws of the surviving corporation; (c) each share of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time will be converted as provided in this
Section 1; (d) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted into one outstanding share of Company Common Stock; and (e) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law. Promptly following the Effective Time, the Surviving Corporation will cause to be filed with the Secretary of State of California, Articles of Incorporation in the form determined by Parent. After the Effective Time, Parent may cause the sole director of Newco immediately prior to the Effective Time to become the sole director of the Surviving Corporation and the officers of Newco to become the officers of the Surviving Corporation.

          1.5  Further Assurances.  Company agrees that if, at any time after
               ------------------
the Effective Time, Parent considers that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Parent title to any property or rights of Company as provided herein, Parent and any of its officers are hereby authorized by Company to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Parent and otherwise to carry out the purposes of this Agreement, in the name of Company or otherwise.

          1.6  Tax-Free Reorganization.  The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. The shares of Parent Common Stock issued in the Merger will be issued solely in exchange for the issued and outstanding shares of Company Common Stock and Company Preferred Stock pursuant to this Agreement, the Parent Options issued in the Merger will be issued solely in exchange for the outstanding Company Options, the Parent Warrants issued in the Merger will be issued solely in exchange for the outstanding Company Common Warrants, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Company Common Stock, Company Preferred Stock, Company Options or Company Common Warrants. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code will be paid by Parent for shares of Company Common Stock, Company Preferred Stock, Company Options or Company Common Warrants in the Merger. In addition, Parent represents that it presently intends, and that at the Effective Time it will intend, to continue Company's historic business or use a significant portion of Company's business assets in a business.

          1.7  Hart-Scott-Rodino Filings.  Each of Parent and Company will
               -------------------------
promptly prepare and file the applicable notices (if any) required to be filed by it under the Hart-Scott-

Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and comply promptly
                                                -------
with any requests to it from the Federal Trade Commission or United States Department of Justice for additional information.

     2.   REPRESENTATIONS AND WARRANTIES OF COMPANY

          Company hereby represents and warrants to Parent as follows, except as set forth in the Company disclosure letter (the "Company Disclosure Letter")
                                                 -------------------------
delivered by Company to Parent herewith, including inter alia items in the Company Disclosure Letter referred to as "Items" below:

          2.1  Organization and Good Standing. Company and each of its
               ------------------------------
Subsidiaries (as defined in Section 2.4) is a corporation duly organized, validly existing and in good standing under the laws of the state of California, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction (as listed on Item 2.1) in which a failure to
                                               --------
be so qualified could reasonably be expected to have a Material Adverse Effect (as defined below) on Company. For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any
 -----------------------
change, event, violation, inaccuracy, circumstance or effect (each an "Effect")
                                                                       ------
that materially adversely affects the parties' ability to consummate the transactions contemplated by this Agreement or that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, results of operations or prospects of such entity taken as a whole with its subsidiaries, it being understood that none of the following shall be deemed by itself or themselves, either alone or in combination, to constitute a Material Adverse Effect: (a) Effects resulting from changes in general economic or business conditions or economic conditions in the industry generally in which such entity operates, (b) Effects resulting from changes after the date hereof in laws or regulations applicable to such entity, (c) any differences between the revenue or income of Company for 1999 as shown in the Company Financial Statements (as defined in Section 2.7) or the New Audited Financial Statements (as defined in Section 4.19) and the actual revenue or income, as applicable, of Company for 1999, (d) any changes in the market price or trading volume of Parent Common Stock, (e) Effects resulting from the announcement or pendency of the Merger or (f) Effects resulting from any actions that Parent requires Company to take or the failure to take any action with respect to which Company requests Parent's consent pursuant to this Agreement and Parent unreasonably withholds such consent.

          2.2  Power, Authorization and Validity.
               ---------------------------------

               2.2.1  Company has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and under the Affiliate Agreements, the Confidential Disclosure Agreement between Parent and the Company dated as of December 7 1999 (the "Confidential Disclosure
                                                         -----------------------
Agreement") and any agreement in addition to those referred to above to which
---------
Company is or will be a party and that are required to be executed by Company as a condition of Parent's obligations as provided in Section 8.1 (the Escrow Agreement, Affiliate Agreements, Confidential Disclosure Agreement and any such additional agreements are referred to as the "Company Ancillary Agreements").
                                              ----------------------------
The Merger and the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements have been duly and validly approved and authorized by the unanimous vote of the Company's Board of Directors.

               2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Company to enter into and to perform its obligations under this Agreement and the Company Ancillary Agreements, except for (a) the filing of the Agreement of Merger and the Certificate of Merger with the Secretaries of State of the States of California and Delaware, respectively, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Delaware and California law and the filing of appropriate documents with the relevant authorities of the states other than California in which Company is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, including the Permit Application (as defined in Section 4.6), (c) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock of this Agreement and the Merger ("Company Shareholder
                                                   -------------------
Approval"), and (d) the filings required by the HSR Act.  The Company
--------
Shareholder Approval is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement or the Merger. As of the date hereof, the Principal Shareholders who have executed Support Agreements collectively own shares of Company Common Stock and Company Preferred Stock representing, in the aggregate, voting power sufficient to effect the Company Shareholder Approval.

               2.2.3  Assuming the due authorization, execution and delivery by Parent and, if applicable, Newco, this Agreement and the Company Ancillary Agreements are, or when executed and delivered by Company and the other parties thereto will be, valid and binding obligations of Company enforceable against Company in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the
                                                --------  -------
Agreement of Merger, the Certificate of Merger and the Company Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

          2.3  Capitalization.
               --------------

               (a)    Authorized/Outstanding Capital Stock. As of the date
                      ------------------------------------
hereof, the authorized capital stock of Company consists of 57,500,000 shares of Company Common Stock, par value $0.0001 per share, 27,104,674 shares of Preferred Stock, par value $0.0001 per share, of which 3,104,674 shares are designated as Series A Preferred Stock and 24,000,000 shares are designated as Series B Preferred Stock. As of the date hereof, there are issued and outstanding: 14,015,059 shares of Company Common Stock; 3,064,674 shares of Series A Preferred Stock, each of which is convertible into one share of Company Common Stock; and 15,689,977 shares of Series B Preferred Stock, each of which is convertible into one share of Company Common Stock. All issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Listed on Item 2.3(a) are the names, number and type of
                                 -----------
shares held by each of the Company Shareholders as of the date hereof, to be updated as of the Closing Date.

               (b)  Options/Rights. Item 2.3(b) sets forth a complete list, as
                    --------------
of the date hereof (to be updated as of the Closing), of (i) all outstanding warrants to purchase shares of Company Preferred Stock (the "Company Preferred
                                                             -----------------
Warrants") and all outstanding Company Common Warrants (the Company Common
--------
Warrants, together with Company Preferred Warrants, are referred to as the "Company Warrants"), indicating for each Company Warrant, the name of the holder
 ----------------
of the Company Warrant, the number of shares of Company Common Stock or Company Preferred Stock issuable upon exercise of the Company Warrant, the exercise price per share, and (ii) all outstanding Company Options, indicating for each Company Option, the name of the holder of the Company Option, the number of shares of Company Common Stock issuable upon exercise of the Company Option, the exercise price per share, the extent to which the Company Option is vested and the vesting schedule, if any). All Company Warrants are currently fully exercisable. All Company Preferred Warrants (to the extent not exercised prior to the Effective Time) will, by their terms, automatically terminate at the Effective Time without any further action by Company or the holder of the Company Preferred Warrant. Except as listed on Item 2.3(b), as of the date
                                               -----------
hereof (to be updated as of the Closing), there are no stock appreciation rights, options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Company's authorized but unissued capital stock, other than rights to convert Company Preferred Stock into Company Common Stock. Company has no right to repurchase any shares of Company Common Stock (and will have no such right as of the Effective Time) other than repurchase rights solely related to the vesting of restricted Company Common Stock issued to Company employees and described in Item 2.11(g). Except for such rights and except as listed in Item
             ------------                                                 ----
2.3(b), there are no options, warrants, calls, commitments, conversion
------
privileges or preemptive or other rights or agreements to which Company is a party involving the purchase or other acquisition of any shares of Company Common Stock or Company Preferred Stock. There is no liability for dividends accrued but unpaid. There are no voting agreements, registration rights, rights of first refusal or other restrictions (other than the Support Agreement and normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Company's outstanding securities.

               (c)  Claims to Company Stock.  To Company's knowledge, no Company
                    -----------------------
Shareholder or other person has claimed any interest in any additional shares of capital stock of Company, or any options, warrants or other securities of Company, except as set forth on Item 2.3(a) or Item 2.3(b).
                                -----------    -----------

          2.4  Subsidiaries and Guaranties.  Company does not have any
               ---------------------------
equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Company is not a guarantor of any obligation of a third party, whether or not such third party is related to or affiliated with Company.

          2.5  No Violation of Existing Agreements.  Neither the execution
               -----------------------------------
and delivery of this Agreement or any Company Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, (a) any provision of the Articles of Incorporation or Bylaws of Company, as currently in effect, (b) any material instrument or contract to which Company is a party or by which Company is bound or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Company or any Subsidiary or their respective assets or properties. The consummation of the Merger in and of itself will not require the consent of any third party (except as set forth in
Item 2.5) and will not result in a termination, breach or violation of, or loss
--------
of rights under, any licenses, franchises, leases or agreements of Company pursuant to the terms thereof.

          2.6  Litigation. There is no action, proceeding or, to Company's
               ----------
knowledge, investigation pending or, to Company's knowledge, threatened against Company before any court or administrative agency that, if determined adversely to Company, may reasonably be expected to have a Material Adverse Effect on Company. There is no basis for any person, firm, corporation or entity to assert a claim against Company, or Parent or Newco as successor in interest to Company, based upon: (a) ownership or rights to ownership of any shares of Company Common Stock or Company Preferred Stock or other securities, (b) any rights as a Company securities holder, including, without limitation, any option, warrant or other right to acquire any Company securities, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between Company and any Company securities holder or former Company securities holder in such holder's capacity as such. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Company has received notice of assertion against Company, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

          2.7  Company Financial Statements. Company has delivered to Parent
               ----------------------------
in Item 2.7 Company's audited balance sheets as of December 31, 1997 and 1998
   --------
and its unaudited balance sheet as of November 30, 1999 (the "Balance Sheet
                                                              -------------
Date"), Company's audited statements of income and cash flows for the years
----
ended December 31, 1997 and 1998 and its unaudited statement of income for the period from January 1, 1999 through the Balance Sheet Date (collectively, the "Company Financial Statements"). The unaudited balance sheet and unaudited
 ----------------------------
statement of income is set forth in Schedule 2 hereto.  The Company Financial
                                    ----------
Statements (a) are not contrary to the books and records of Company, (b) present fairly and accurately the financial condition of Company at the respective dates specified therein and the results of operations for the respective periods specified therein and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The financial information as of the Balance Sheet Date and for the 11 month period then ended may not contain footnotes and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations of Company for the unaudited interim period. Company has no material debt, liability or obligation of a nature which would be required to be disclosed in a balance sheet of Company in accordance with generally accepted accounting principles applied on a consistent basis, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Company Financial Statements or on Item 2.7, except for those that may have been
                           --------
incurred after the Balance Sheet Date in the ordinary course of Company's business, consistent with past practice.

          2.8  Taxes. Company and each of its Subsidiaries has filed all
               -----
federal, state, local and foreign tax and material information returns required to be filed prior to the date hereof, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Company Financial Statements. True, correct and complete copies of all such tax and information returns have been provided or made available by Company to Parent. Neither Company nor any of its Subsidiaries is delinquent in the payment of any tax. No deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of Company or any Subsidiary has ever been or is being audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this Section 2.8, the terms "tax" and "taxes" include all federal,
                                         ---       -----
state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Neither Company nor any Subsidiary has any current or deferred federal income tax liabilities and will not as a result of the Merger become liable for any income tax not adequately reserved against on the Company Financial Statements. Company has not filed a consent pursuant to Section 341(f) of the Code.

          2.9  Title to Properties. Company has good and marketable title to all
               -------------------
of its assets shown on the balance sheet as of the Balance Sheet Date included in the Company Financial Statements, free and clear of all liens, charges or encumbrances (other than liens for taxes not yet due and payable and liens reflected as such on the unaudited balance sheet of Company as of the Balance Sheet Date included in the Company Financial Statements). Except as set forth in
Item 2.9, there are no UCC financing statements of record with the State of
--------
California naming Company as debtor and Company does not own any property in any other state. All leases of real or personal property to which Company is a party are fully effective and afford Company peaceful and undisturbed possession of the subject matter of the lease. To its knowledge, Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased real properties, and Company has not received any notice of such violation with which it has not complied or had waived.

          2.10 Absence of Certain Changes.  Since the Balance Sheet Date,
               --------------------------
Company has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and, except as set forth in Item 2.10 or expressly permitted by the terms
                                  ---------
of this Agreement, since the Balance Sheet Date and (except as otherwise indicated below) through the date of Closing, there has not been with respect to
Company:

                    (a)  any Material Adverse Effect on Company;

                    (b) any contingent liability incurred by Company as guarantor or surety with respect to the obligations of others which exceed in the aggregate $50,000;

                    (c) any mortgage, encumbrance or lien placed on any of the properties of Company;

                    (d) any obligation or liability incurred by Company, other than any obligation or liability that is incurred in the ordinary course of business, consistent with past practice, and that does not exceed $75,000 through the date of this Agreement;

                    (e) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties, assets or goodwill of Company other than in the ordinary course of business and consistent with past practice;

                    (f) any damage, destruction or loss, whether or not covered by insurance that would have or is reasonably likely to have a Material Adverse Effect on Company;

                    (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Company, any split, stock dividend, combination or recapitalization of the capital stock of Company or any direct or indirect redemption, purchase or other acquisition by Company of the capital stock of Company, other than repurchases of unvested shares subject to a repurchase right in favor of Company in connection with the termination of a relationship with any employee, consultant, officer or director;

                    (h) any labor dispute or claim of unfair labor practices; any change in the compensation payable or to become payable to any of Company's officers, employees or agents earning compensation at an anticipated annual rate in excess of $100,000; or any change in the compensation payable or to become payable to any of Company's other officers, employees or agents other than normal compensation increases in accordance with past practice and set forth on
Item 2.10(h);
------------

                    (i) any material and adverse change with respect to the management, supervisory, development or other key personnel of Company;

                    (j) any payment or discharge of a lien or liability, which lien or liability was not either (i) shown on the unaudited balance sheet of Company as of the Balance Sheet Date included in the Company Financial Statements or (ii) incurred in the ordinary course of business after the Balance Sheet Date;

                    (k) any obligation or liability incurred by Company to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers or directors;

                    (l) any loss of one or more material Company customers or such number of Company customers which together represent a material amount of business;

                    (m) any amendment or change in the Articles of Incorporation or Bylaws of Company;

                    (n) any issuance or sale of any debt or equity securities (including but not limited to capital stock) of Company or of any options or other rights to acquire from Company, directly or indirectly, any debt or equity securities (including but not limited to capital stock) of Company, or any acceleration or other alteration of the vesting of or any other modification of any option or other security of Company, outstanding other than (i) the issuance of Company Common Stock or Company Preferred Stock pursuant to the exercise of options and warrants, or the conversion of Company Preferred Stock, outstanding as of the date of this Agreement and included in Item 2.3(a) or (Item 2.3(b) and
                                                 -----------    ------------
(ii) the issuance of additional Company Options to new hires in the ordinary course of business consistent with past practices in amounts not to exceed 50,000 shares of Company Common Stock per new hire; or

                    (o) any execution, amendment, relinquishment, termination or non-renewal by Company of, any material contract, lease, transaction or legally binding commitment other than in the ordinary course of Company's business or, to Company's knowledge, as of the date of this Agreement, any written indication or assertion by the other party thereto of its desire to so amend, relinquish, terminate or not renew any such contract, lease transaction or legally binding commitment.

               2.11 Agreements and Commitments.  As of the date hereof, except
                    --------------------------
as set forth in Item 2.11 and delivered or made available by Company to Parent
                ---------
herewith, or as listed in Item 2.12, Item 2.15.3 or Item 2.15.4 as required by
                          ---------  -----------    -----------
Section 2.12, Section 2.15.3 or Section 2.15.5, as the case may be, Company is not a party or subject to any oral or written executory agreement, obligation or binding commitment described below:

                              (a)  Any contract, commitment, letter agreement,
quotation or purchase order providing for payments by or to Company in an amount with respect to any single transaction of (i) $100,000 or more in the ordinary course of business or (ii) $50,000 or more not in the ordinary course of business;

                    (b) Any license agreement under which Company is licensor (except for any nonexclusive software license granted by Company to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided or made available to Parent's counsel) which provides for the payment of $50,000 or more to Company;

or under which Company is licensee (except for software that is commercially available at a price of less than $5,000 per central processing unit);

                    (c) Any agreement by Company to encumber, transfer or sell any material rights in or with respect to any Company Intellectual Property (as defined in Section 2.12 hereof) except in the ordinary course of business consistent with past practice;

                    (d) Any agreement for the sale or lease of real or personal property involving more than $25,000 per year;

                    (e) Any dealer, distributor, sales representative, original equipment manufacturer, value-added remarketer or other agreement for the distribution of Company's products (except for non-exclusive agreements where the form of agreement, excluding immaterial deviations, has been provided or made available to Parent's counsel);

                    (f)  Any franchise agreement;

                    (g)  Except as described in Item 2.11(g) any right or
                                                ------------
obligation of the Company to redeem or repurchase its capital stock;

                    (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                    (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Company incurred or made in the ordinary course of business, and except as disclosed in the Company Financial Statements;

                    (j) Any contract containing covenants purporting to limit Company's freedom to compete in any line of business in any geographic area or to sell products or services to a specific entity other than any limitation otherwise disclosed and identified in Item 2.11 with respect to a license of
                                      ---------
technology;

                    (k) Any contract or binding commitment for the employment of any officer, employee or consultant of Company or any other type of contract or binding commitment with any officer, employee or consultant of Company that is not immediately terminable by Company without cost or liability (excluding any contract or binding commitment included in any Employee Plan);

                    (l) Any material agreement, contract or binding commitment currently in force for hosting, data center or telecommunications services, related to the provision of hosted versions of Company products or services;

                    (m) Any agreement, contract or binding commitment currently in force to provide source code to any third party, either directly or through a source escrow agent upon the occurrence of one or more events, for any product or technology;

                    (n) Any contract or binding commitment in which Company has granted or received most favored customer pricing provisions.

                    All agreements, obligations and commitments listed in Item
                                                                          ----
2.11, Item 2.12, Item 2.15.3 or Item 2.15.4 as required by Section 2.11, Section
----  ---------  -----------    -----------
2.12, Section 2.15.3 or Section 2.15.4, as the case may be, are valid and in full force and effect, and except as expressly noted, a true and complete copy of each has been delivered or made available to Parent. Except as noted on Item
                                                                            ----
2.11, neither Company nor, to the knowledge of Company, any other party is in
----
material breach of or default under any material term of any such agreement, obligation or commitment. Company has no liability for renegotiation of government contracts or subcontracts which are material to Company, its financial condition, business or prospects.

               2.12 Intellectual Property.
                    ---------------------

                    2.12.1 Company owns all right, title and interest in, or has the right to use, all Intellectual Property Rights (defined below) used in or reasonably necessary to the conduct of its business as presently conducted (such Intellectual Property Rights are referred to as the ("Company IP Rights")). No
                                                      -----------------
other person or entity owns or has the right to use, sell, license, or otherwise commercially exploit in any way any Company IP Rights owned by Company, without the express agreement of Company. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Company IP Right (the "Company IP Rights Agreements"), will not cause the forfeiture or
            ----------------------------
termination or give rise to a right of forfeiture or termination, of any Company IP Right or of any Company IP Rights Agreements or materially impair the right of Company, Parent or the Surviving Corporation to use, sell, license or otherwise commercially exploit in any manner any Company IP Right or portion thereof. Except as identified in Item 2.11, there are no royalties, honoraria,
                                 ---------
fees or other payments payable by Company to any person by reason of the ownership, use, license, sale or disposition of any of the Company IP Rights.

                    2.12.2 Company has taken commercially reasonable measures to protect all Company IP Rights, and, except as set forth on Item 2.12, Company is
                                                           ---------
not aware of any infringement of any Company IP Rights by any third party. Set forth on Item 2.12 delivered to Parent herewith is a true and complete list of
         ---------
all copyright, mask work and trademark registrations and applications and all patents and patent applications for Company IP Rights owned by Company. Each registered Company IP Right is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such registered Company IP Rights have been paid and all documents, recordations and certificates in connection with such registered Company IP Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Company IP Rights. Company has taken commercially reasonable security precautions to protect its data and products and services and all end-user data.

                    2.12.3 The manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Company or currently under development by Company does not breach any license or agreement between Company and any third party or infringe, misappropriate or violate any Intellectual Property Right (as defined below) of any other party. There is no pending or, to the knowledge of Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right nor, to the knowledge of Company, is there any basis for any such claim, nor has the Company received any written notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Company, is there any basis for any such assertion. To the knowledge of Company, no employee of Company is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others. To Company's knowledge, Company is not using any confidential information or trade secrets of any former employer or of any past or present employees.

                    2.12.4 As used herein, the term "Intellectual Property
                                                     ---------------------
Rights" means, collectively, all worldwide industrial and intellectual property
------
rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, URL's service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, moral and economic rights of authors and inventors, however denominated throughout the world, rights of privacy and publicity, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, databases, database architecture, data collections, customer lists, supplier lists, proprietary processes and formulae, software source and object code, algorithms, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, programmers' notes, memoranda and records. As used herein, "owned by Company" excludes Intellectual Property Rights licensed by Company from third parties.

               2.13 Compliance with Laws.  Company has complied, or prior to the
                    --------------------
Closing Date will have complied, and is or will be at the Closing Date in compliance, in all respects material to Company, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Company or to the assets, properties and business of Company, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees binding on or applicable to Company or its assets, pertaining to (i) the sale, licensing, leasing, ownership or management of Company's owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.21 hereof), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data binding on or applicable to Company or its assets,
(d) the Immigration Reform and Control Act and (e) all governmental regulations related to the operation and use of the Internet applicable to Company. Company has received all material permits and approvals from, and has made all material filings government agencies or authorities, that are necessary to the conduct of its business as presently conducted.

               2.14 Certain Transactions and Agreements.  No person who is an
                    -----------------------------------
officer or director of Company, or a member of any officer's or director's immediate family, has any direct or indirect ownership interest in or any employment or consulting agreement with any entity that competes with Company or Parent (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded and, in the case of any director who represents a venture capital or other investment firm or bank, except for such firm's investments in its portfolio companies). No person who is an officer or director of Company, or any member of any officer's or director's immediate family, is directly or indirectly interested in any contract or informal arrangement with Company, including, but not limited to, any loan arrangements, except for compensation for services as an officer (listed in Item 2.15.3), director or employee of Company and except for normal
                ------
travel or entertainment advances and the normal rights of a shareholder, warrantholder or optionholder. None of such officers or directors or family members has any interest in any (a) Company Intellectual Property or (b) property (other than Company Intellectual Property) used in the business of Company whether such property is real or personal, tangible or intangible.

               2.15 Employees.
                    ---------

                    2.15.1 Except as set forth in Item 2.15.1, (a) Company has
                                                  -----------
no employment contract or consulting agreement currently in effect (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions) and (b) all employees and consultants of Company have executed Company's standard form of assignments of copyright and other intellectual property rights to Company, which standard form Company has furnished to Parent (the "Copyright/IP Agreement Form").
                                      ---------------------------

                    2.15.2 Company (a) has never been and is not now subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (d) has no current labor dispute. Company has good labor relations, and Company has no knowledge of any facts indicating that the announcement or consummation of the transactions provided for herein will have an adverse effect on its labor relations, and has no knowledge that any of its key development or other employees (each of whom is listed on Item 2.15.2)
                                                              -----------
intends to leave its employ.

                    2.15.3  Item 2.15.3 delivered by Company to Parent herewith
                            -----------
contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Company or any trade or business which is treated as a single employer with Company within the meaning of the Code Section 414(b), (c), (m) or (o) (each an "ERISA Affiliate") (the "Employee
                                               ---------------         --------
Plans"), including without limitation all "employee benefit plans" as defined in
-----
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company shall deliver to Parent no later than ten days after the date
  -----
of this Agreement a true and complete copy of, to the extent applicable, (a) all Employee Plans, (b) the most recent annual reports (Form 5500s), (c) each trust agreement related to such Employee Plans, (d) the most recent summary plan description for each Employee Plan for which a description is required, (e) the most recent Internal Revenue Service determination letter issued with respect to any Employee Plan, and (f) any material contract regarding the funding arrangement for any Employee Plan. Except as set forth in Item 2.15.3, each of
                                                          -----------
the Employee Plans, and its operation and administration, is in compliance with each of the respective Employee Plans' terms and all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code, except to the extent that any operational or administrative deviation from the terms of any such Employee Plan which is a qualified plan within the meaning of Section 401(a) of the Code may be corrected as set forth in Revenue Procedure 98-22. Except as set forth in
Item 2.15.3, all such Employee Plans that are "employee pension benefit plans"
-----------
(as defined in Section 3(2) of ERISA) which are intended to qualify under
Section 401(a) of the Code have received favorable determination opinion, notification or advisory letters with respect to such plans that such plans comply with the Tax Reform Act of 1986 or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified states of each such Employee Plan. In addition, Company has never been a participant in any "prohibited transaction," within the meaning of
Section 406 of ERISA which was not otherwise exempt pursuant to Section 4975 or
Section 408 of ERISA (including, but not limited to, any individual exemption granted under Section 408(a) of ERISA) with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Company sponsors as employer or in which Company participates as an employer. Except as set forth in
Item 2.15.3, no Employee Plans will be subject to any surrender fees or service
-----------
fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. All Employee Plans, to the extent applicable, are in compliance, with (a) the continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA,
(b) the Americans with Disabilities Act of 1990, as amended, and (c) the Family Medical Leave Act of 1993, as amended, and the regulations thereunder.

                    2.15.4  Except as set forth in Item 2.15.4, Company is not a
                                                   -----------
party to any (a) agreement with any employee of Company (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company in the nature of any of the transactions contemplated by this Agreement, the Agreement of Merger or the Certificate of Merger, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Agreement of Merger or the Certificate of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Agreement of Merger and the Certificate of Merger. Except as set forth on Item 2.15.4, Company is not obligated to make any
                               -----------
parachute payment, as defined in Section 280G(b)(2) of the Code, nor will any parachute payment be deemed to have occurred as a result of the transactions contemplated by this Agreement, the Articles of Merger or the Certificate of Merger.

                    2.15.5 A list of all employees, officers and consultants of Company and their current base and incentive compensation (excluding stock and stock options) as of the date of this Agreement is set forth on Item 2.15.5.
                                                                -----------

                    2.15.6 All contributions required by Company under the terms of any of the Employee Plans have been made or accrued on the Company Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

               2.16 No Brokers.  Except as set forth in Item 2.16, Company is
                    ----------                          ---------
not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, the Agreement of Merger or the Certificate of Merger or in connection with any transaction provided for herein or therein.

               2.17 Disclosure.  The Company Disclosure Letter, this Agreement
                    ----------
and its exhibits and schedules, taken together, do not contain any untrue statement of a material fact or, to Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               2.18 Insurance.  Company maintains, and at all times during the
                    ---------
prior three years, maintained, fire and casualty, workers compensation or general liability insurance (as listed on Item 2.18) which it believes to be
                                          ---------
reasonably prudent for similarly sized and similarly situated businesses.

               2.19 Environmental Matters.
                    ---------------------

                    2.19.1 During the period that Company has leased the premises currently occupied by it and those premises occupied by it since the date of its incorporation, to Company's best knowledge, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on any such premises. Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to Company having taken possession of any of such premises. For purposes of this Agreement, the terms "disposal,"
                                                                    --------
"release," and "threatened release" have the definitions assigned thereto by the
 -------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Section
                                      ------
2.22, "Hazardous Materials" mean any hazardous or toxic substance, material or
       -------------------
waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
Section 11001 et seq.; (c) the Hazardous Materials Transportation Act, 49 U.S.C.
              -- ---
Section 1801, et seq.; (d) the Toxic Substances Control Act, 15 U.S.C. Section
              -- ---
2601 et seq.; (e) the Occupational Safety and Health Act of 1970, 29 U.S.C.
Section 651 et seq.; (f) regulations promulgated under any of the above
            -- ---
statutes; or (g) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

                    2.19.2 To Company's knowledge, during the time that Company has leased the premises, none of the premises currently leased by Company or any premises previously occupied by Company is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

                    2.19.3 To Company's knowledge, during the time that Company has leased the premises currently occupied by it or any premises previously occupied by Company, neither Company nor any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials.

                    2.19.4 During the time that Company has leased the premises currently occupied by it or any premises previously occupied by Company, there has been no litigation, proceeding or administrative action brought or, to Company's knowledge, threatened in writing against Company, or any settlement reached by Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

                    2.19.5 To Company's knowledge, during the period that Company has leased the premises currently occupied by it or any premises previously occupied by Company, no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

               2.20 Year 2000 Compliance.  All of the software and technology
                    --------------------
developed, licensed and/or marketed or distributed by (or on behalf of) Company and the infrastructure used to host and deliver the products and services of Company are Year 2000 Compliant (as defined below). To Company's knowledge, all software owned or developed by a third party (other than software developed on behalf of the Company) that is licensed or was sold to Company and all hardware owned or developed by a third party that was leased or sold to Company is Year 2000

Compliant.  Item 2.20 describes testing that Company has conducted, and any
            ---------
corrective action Company has taken, to determine whether all such software and hardware referred to in the first two sentences of this Section 2.20 will be adversely affected by, or fail to operate properly due to, the advent of the year 2000 or dates thereafter, and Company has provided or made available to Parent or its counsel copies of all written responses or assurances received by Company from the parties who supply such software and hardware, that such software and hardware, will not be adversely affected by, or fail to operate properly due to, the advent of year 2000 or dates thereafter. "Year 2000
                                                                ---------
Compliant" means, as applied to software or hardware, as the case may be, that:
---------
(a) such software or hardware will operate and correctly store, represent and process (including sort) all dates up to and including the year 2020 (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; (b) such software or hardware has been developed and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays, reversals, disaster and vital records recoveries) without error, corruption or impact to current and/or future operations; and (c) such software or hardware will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century.

               2.21 Warranties.  Item 2.21 sets forth (a) Company's forms of
                    ----------   ---------
standard warranties regarding the software products or service it provides to its customers and (b) rights of Company's customers to obtain refunds with respect to the software products and services Company provides to its customers. Except as set forth in Item 2.21, Company has not provided to its customers any
                       ---------
express warranties regarding the software products or services it provides to its customers (including any warranties related to security precautions regarding customer or end-user privacy or data integrity or related to Year-2000 Compliant issues) that differ materially from its standard forms of warranties.

               2.22 Information Supplied.  None of the information supplied or
                    --------------------
to be supplied by Company for inclusion in the Notice Materials and the Information Statement (both as defined in Section 4.6), at the date such information is supplied and at the time of the meeting of the Company Shareholders (or a written consent of the Company Shareholders) to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               2.23 Corporate Documents.  Company has made available to Parent
                    -------------------
for examination all documents and information listed in the Company Disclosure Letter or other exhibits called for by this Agreement, including, without limitation, the following: (a) copies of Company's Articles of Incorporation and Bylaws as currently in effect; (b) Company's minute book containing all records of all proceedings, consents, actions and meetings of Company's directors and shareholders; (c) Company's stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to Company, or any securities of Company, and all applications for such permits, orders and consents.

               2.24 Books and Records.  The books, records and accounts of
                    -----------------
Company (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years and (c) accurately and fairly reflect in all material respects the transactions and dispositions of the assets of Company.

          3.   REPRESENTATIONS AND WARRANTIES OF PARENT

               Each of Parent and Newco, where applicable, hereby represents and warrants to Company as follows:

               3.1  Organization and Good Standing.  Each of Parent and Newco is
                    ------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

               3.2  Power, Authorization and Validity.
                    ---------------------------------

                    3.2.1 Each of Parent and Newco has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and under the Affiliate Agreements and the Confidential Disclosure Agreement and any agreement in addition to those referred to above agreements to which Parent or Newco is or will be a party and that are required to be executed by Company or Newco as a condition of Company's obligations as provided in Section 7.1 (the "Parent Ancillary Agreements"). The Merger and the
                              ---------------------------
execution, delivery and performance of this Agreement and the Parent Ancillary Agreements have been duly and validly approved and authorized by Parent's Board of Directors and Newco's Board of Directors, as applicable, and by Parent as the sole stockholder of Newco.

                    3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Parent to enter into, and to perform its obligations under, this Agreement and the Parent Ancillary Agreements, except for (a) the filing of the Agreement of Merger and the Certificate of Merger with the California Secretary of State and the Delaware Secretary of State, respectively, the filing of such officers' certificates and other documents as are required to effect the Merger under Delaware and California law and the filing of appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, including the Permit Application (as defined in Section 4.6) and (c) the filings required by the HSR Act.

                    3.2.3 Assuming the due authorization, execution and delivery by Company, this Agreement and the Parent Ancillary Agreements are, or when executed by Parent and Newco (as applicable) and the other parties thereto will be, valid and binding obligations of Parent and Newco, enforceable against Parent and Newco in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Agreement of
                                     --------  -------
Merger, the Certificate of Merger and the Parent Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

               3.3  No Violation of Existing Agreements.  Neither the execution
                    -----------------------------------
nor delivery of this Agreement or any Parent Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Parent or Newco, as currently in effect, (b) any material instrument or contract to which Parent or Newco is a party or by which Parent or Newco is bound or (c) any federal, state, local or foreign judgment, writ, decree, order, statute or regulation applicable to Parent or Newco or its assets or properties.

               3.4  Disclosure.  Parent has furnished Company with its annual
                    ----------
report on Form 10-K for its fiscal year ended December 31, 1998, its proxy statement for its annual stockholders meeting held on May 27, 1999 and all other reports or documents required to be filed by Parent pursuant to Section 13(a) or 15(d) of the 1934 Act since the filing of the most recent annual report on Form 10-K (such documents, together with documents filed after the date of this Agreement, being the "Parent Disclosure Package"). Parent has filed all such
                      -------------------------
reports and documents required to be filed by it since January 1, 1999. The Parent Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Company pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               3.5  Valid Issuance.  The Parent Common Stock to be issued in the
                    --------------
Merger will, when issued in accordance with the provisions of this Agreement, the Agreement of Merger and the Certificate of Merger, be validly issued, fully paid and nonassessable.

               3.6  Capitalization.  As of the dates set forth in the Parent
                    --------------
Disclosure Package, the authorized capital stock of Parent and the numbers of shares of issued and outstanding Parent Common Stock were as set forth in the Parent Disclosure Package.

               3.7  Parent Financial Statements.  As of the dates set forth in
                    ---------------------------
the Parent Disclosure Package, the financial statements of Parent included therein (a) were in accordance with the books and records of Parent, (b) fairly and accurately represented the financial condition of Parent at the respective dates specified therein and the results of operations for the respective periods specified therein and (c) were prepared in accordance with generally accepted accounting principles applied on a consistent basis.

               3.8  Information Supplied.  None of the information supplied or
                    --------------------
to be supplied by Parent for inclusion in the Notice Materials and the Information Statement, at the date such information is supplied and at the time of the meeting of the Company Shareholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               3.9  Litigation.  There is no action, proceeding or to Parent's
                    ----------
knowledge, investigation pending or, to Parent's knowledge, threatened against Company before any court or administrative agency that, if determined adversely to Parent, may reasonably be expected to have a Material Adverse Effect on Parent. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Parent has received notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

          4.   COMPANY PRECLOSING COVENANTS

               During the period from the date of this Agreement until the Effective Time, Company covenants to and agrees with Parent as follows:

               4.1  Advice of Changes.  Company will promptly advise Parent in
                    -----------------
writing, (a) of any event occurring subsequent to the date of this Agreement that would render the representations and warranties of Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect unless Company reasonably believes such event will be cured within 30 days and (b) of any Material Adverse Effect on Company. Company will, in addition, promptly advise Parent in writing of any written indication or assertion by the other party thereto of its desire to amend, relinquish, terminate or not renew any contract, lease transaction or legally binding commitment.

               4.2  Maintenance of Business.  Company will use all commercially
                    -----------------------
reasonable efforts to maintain good relationships with all customers, suppliers and employees. If Company becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Parent in writing.

               4.3  Conduct of Business.  Except as provided otherwise herein or
                    -------------------
as approved or recommended by Parent, Company will not, without the prior written consent of the Chief Executive Officer or Chief Financial Officer of Parent, not to be unreasonably withheld:

                    (a) incur any indebtedness for borrowed money individually or in the aggregate in excess of $50,000;

                    (b) except for the expenditures identified in Item 4.3,
                                                                  --------
enter into any transaction or make any commitment involving an expense of Company in excess of $100,000 or capital expenditure by Company in excess of $50,000;

                    (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                    (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

                    (e)  except for the expenditures identified in Item 4.3,
                                                                   --------
enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice or, unless disclosed in advance to Parent in writing, enter into any agreement of the type required to be disclosed in Section 2.11 or 2.12;

                    (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                    (g)  except as set forth on Item 4.3(g), enter into any
                                                -----------
employment agreement, consulting agreement or collective bargaining agreement, other than employment letters in the ordinary course of business consistent with past practice with new employees who are terminable "at will," or pay any bonus, royalty, increased salary (except for increases in the ordinary course of business consistent with past practice), severance or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to Parent);

                    (h)  change accounting methods;

                    (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                    (j) amend or terminate any contract, agreement or license to which it is a party of a nature required to be disclosed in Section 2.11 or
2.12 except those amended or terminated in the ordinary course of business, consistent with past practice;

                    (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, provided that such advances for travel
                                        --------
and expenses are not material in amount and are documented by receipts for the claimed amounts;

                    (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice;

                    (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

                    (n) accelerate or otherwise alter the vesting of or otherwise modify any outstanding option or other security or issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock other than the issuance of Company Common Stock and Company Preferred Stock pursuant to the exercise of outstanding Company Options and Company Warrants, or the conversion of Company Preferred Stock, outstanding as of the date of this Agreement or, with Parent's prior consent, the issuance of additional Company Options to new hires in the ordinary course of business consistent with past practices in amounts not to exceed 50,000 shares of Company Common Stock per new hire;

                    (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                    (p) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

                    (q) amend its Articles of Incorporation or Bylaws;

                    (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Parent for its review prior to filing;

                    (s) license any of Company's technology or any Company IP Rights or enter into any agreement to provide services, except in the ordinary course of business consistent with past practice;

                    (t) change any insurance coverage or issue any certificates of insurance except in the ordinary course of business;

                    (u) terminate the employment of any key employee listed in

Item 2.10(i); or
------------

                    (v) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(u).

               4.4  Certain Agreements.  Company will use all commercially
                    ------------------
reasonable efforts to cause all present employees and consultants of Company who have not previously executed agreements with Company in the form of the Copyright/IP Agreement Form to execute such agreements.

               4.5  Necessary Consents.  Company will use all commercially
                    ------------------
reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Company, in addition to those set forth in Section 4.6, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Parent to carry on Company's business after the Closing Date.

               4.6  Securities Compliance.
                    ---------------------

                    4.6.1 Preparation of Permit Application, Hearing Request,
                          ---------------------------------------------------
Hearing Notice and Information Statement.  As promptly as practicable after the
----------------------------------------
date hereof, Parent and Company shall prepare and file with the California Department of Corporations the documents required to qualify the offer and sale of securities by Parent in connection with the Merger under a permit under
Section 25121 of the California Corporations Code and for the approval of the terms and conditions of the issuance of securities in the Merger, and the fairness of such terms and conditions, by the California Commissioner of Corporations pursuant to a hearing under Section 25142 of the California Corporations Code (a "Hearing"), including, but not limited to an application
                      -------
for such permit (the "Permit Application"), a request for such hearing (the
                      ------------------
"Hearing Request"), a notice of such hearing (the "Hearing Notice") and all
----------------                                   --------------
required or appropriate associated documents (collectively, the "Notice
                                                                 ------
Materials"), in order to perfect the exemption from registration provided by
---------
Section 3(a)(10) of the Securities Act of 1933 (the "Securities Act").  Each of
                                                     --------------
Parent and Company shall use reasonable efforts to obtain such permit and approval (the "Permit") as promptly as practicable. If Company reasonably
               ------
determines that distribution of an information statement or proxy statement is necessary or appropriate, Company and Parent will prepare and Company will distribute at the earliest practicable date such information statement or proxy statement (the "Information Statement"), along with the Notice Materials, to the
                ---------------------
Company Shareholders in connection with their consideration and approval of this Agreement, the Merger and related matters. Such Notice Materials and any such Information Statement will contain information, and such approval will be solicited, in compliance with applicable law. Each of Parent and Company will promptly provide all information relating to Parent or Company, as applicable, necessary for inclusion in the Notice Materials and Information Statement, if any, to satisfy the requirements of all applicable state and federal securities laws. Each of Parent and Company shall be solely responsible for any statement, information or omission in the Notice Materials and Information Statement, if any, relating to it or its affiliates based upon written information furnished by it.

                    4.6.2 S-4 Registration Statement.  If (a) the California
                          --------------------------
Department of Corporations has not scheduled a Hearing by February 1, 2000, (b) the Hearing has not occurred by February 20, 2000 (or March 1, 2000, if any Company Shareholders reside outside the United States), or (c) the Permit has not been issued by February 28, 2000 (or March 9, 2000, if any Company Shareholders reside outside the United States), then Company will assist Parent and cooperate fully with Parent in connection with the Registration Statement on Form S-4 to register the offer and sale of securities by Parent in connection with the Merger and to solicit proxies for the Company Shareholder Approval (the "S-4") which Parent will prepare and file with the Securities and Exchange
 ---
Commission (the "SEC") as provided in Section 5.5.  Each of Parent and Company
                 ---
shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. The S-4, including the proxy statement/properties used in connection therewith and all related materials will contain information, and all related materials will contain information, and such proxies will be solicited, in accordance with applicable law. Each of Parent and Company will promptly provide all information relating to Parent or Company, as applicable, for inclusion in the S-4 and such proxy statement/prospectus to satisfy the requirements of all applicable state and federal securities laws. Each of Parent and Company shall be solely responsible for any statement, information or omission in the S-4 and such proxy statement/prospectus relating to it or its affiliates based upon written information furnished by it.

               4.7  Meeting of Company Shareholders.
                    -------------------------------
                    (a) Company will take all action necessary in accordance with California law and Company's Articles of Incorporation and Bylaws to call, notice, convene and hold a meeting of the Company Shareholders to be held as promptly as practicable and permissible under applicable law after compliance with the federal and state securities laws as provided in Section 4.6, for the purpose of voting upon approval of this Agreement and the Merger (the "Company Shareholders Meeting").
                                                ----------------------------
Subject to Section 4.7(c), Company will solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger, and will use its commercially reasonable efforts to take all other action necessary or advisable to cause the Company Shareholder Approval to be granted. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Shareholders Meeting if as of the time for which Company Shareholders Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting. Company shall ensure that the Company Shareholders Meeting is called, noticed, convened, held and conducted prior to and separate from any meeting of the Company Shareholders at which any Acquisition Proposal (as defined in Section 4.8) or Acquisition Transaction (as defined in Section 4.8) is considered or voted upon. Company will use its commercially reasonable efforts to ensure that all proxies solicited by Company in connection with the Company Shareholders Meeting are solicited in compliance with California law, Company's Articles of Incorporation and Bylaws and all other applicable legal requirements. Company's obligation to call, give notice of, convene, hold and conduct the Company Shareholders Meeting in accordance with this Section 4.7(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal (as defined in Section 4.8) (including a Superior Offer (as defined in Section 4.7(c)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company to the Company Shareholders to approve this Agreement and the Merger.

                    (b) Subject to Section 4.7(c): (i) the Board of Directors of Company shall recommend that the Company Shareholders vote in favor of and approve this Agreement and the Merger at the Company Shareholders Meeting; (ii) the Notice Materials and the Information Statement, if any (or, if Parent files the S-4, the proxy statement/prospectus used in connection therewith), shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company Shareholders vote in favor of and approve this Agreement and the Merger at the Company Shareholders Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that the Company Shareholders vote in favor of and approve this Agreement and the Merger.

                    (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer is made to Company and is not withdrawn, (ii) Company shall have provided written notice to Parent (a "Notice of Superior Offer") advising Parent that Company has received a
    ------------------------
Superior Offer, specifying all of the terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Parent shall not have, within five business days following Parent's receipt of the Notice of Superior Offer, but in a ny event at least 24 hours prior to the Company Shareholder Meeting, made an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with its financial adviser) to be at least as favorable to the Company Shareholders as such Superior Offer (it being agreed that the Board of Directors of Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to the Company Shareholders under applicable law and (v) Company shall not have violated any of the restrictions set forth in Section 4.8 or this Section 4.7. The Board of Directors of Company shall provide Parent with at least one business day prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider any Acquisition Proposal (as defined in Section 4.8) to determine whether such Acquisition Proposal is a Superior Offer. Nothing contained in this Section 4.7 shall limit Company's obligation to hold and convene the Company Shareholders Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withheld, withdrawn, amended or modified). For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer
            --------------                             ---------
made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Company pursuant to which the Company Shareholders immediately preceding such transaction hold less than 50% of the voting interests in the surviving or resulting entity of such transaction or
(ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Company), directly or indirectly, of ownership of all of the then outstanding shares of capital stock of Company, on terms that the Board of Directors of Company determines, in its reasonable judgment (after consultation with its financial adviser) to be more favorable to the Company Shareholders than the terms of the Merger; provided,
                                                                    --------
however, that any such offer shall not be deemed to be a "Superior Offer" if any
-------
financing required to consummate the transaction contemplated by such offer is not likely in the reasonable judgment of the Board of Directors of Company to be obtained by such third party on a timely basis.

          (d) Nothing contained in this Agreement shall prohibit Company from providing to the Company Shareholders a statement of Company's position with respect to a tender offer required to be (and, to the extent such state published or sent or given to such shareholders pursuant to Rule 14e-2(a) under the Exchange Act (and Rule 14d-9 to the extent required pursuant to Rule 14d-9(f).

     4.8  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 9, Company and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined); (ii) furnish to any person any non-public information with respect to any Acquisition Proposal; (iii) participate or engage in any discussions or negotiations with any person with respect to any Acquisition Proposal, except that Company may inform third parties, in response to unsolicited inquiries, of the existence of these provisions; (iv) except as permitted by Section 4.7(c), approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract, agreement, agreement in principle or commitment contemplating or otherwise relating to any Acquisition Transaction (as hereinafter defined); provided, however, that prior to the approval of this
                          --------  -------
Agreement and the Merger at Company Stockholders' Meeting, this Section 4.8(a) shall not prohibit Company from furnishing nonpublic information regarding Company and its Subsidiaries to, or entering into discussions with, any person or group who has submitted (and not withdrawn) to Company an unsolicited, bona fide Acquisition Proposal that the Board of Directors of Company reasonably concludes (after consultation with its financial adviser) may constitute, or may be reasonably expected to lead to, a Superior Offer if (1) neither Company nor any representative of Company or its Subsidiaries shall have violated any of the restrictions set forth in this Section 4.8, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to Company's confidential information as the non-disclosure agreement between Company and Parent executed prior to this Agreement, (4) Company gives Parent at least two business days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent). Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.8 by Company.

          For purposes of this Agreement, "Acquisition Proposal" shall mean any
                                           --------------------
offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition
                                                               -----------
Transaction" shall mean any transaction or series of related transactions other
-----------
than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Company, or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving Company;
(B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Company; or (C) any liquidation or dissolution of Company.

          (b)  In addition to the obligations of Company set forth in paragraph
(a) of this Section 4.8, Company shall promptly advise Parent orally and in writing of any request for non-public information or any other inquiry which Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the person or group making any such request, inquiry or Acquisition Proposal. Company will keep Parent currently informed in all respects of any changes in or developments with respect to any such request, inquiry or Acquisition Proposal.

     4.9   Regulatory Approvals.  Company will execute and file or join
           --------------------
in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Company will use all reasonable efforts to obtain or assist Parent in obtaining all such authorizations, approvals and consents. Without limiting the generality of the foregoing, Company and Parent shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or Department of Justice for additional information or documentation, and (b) any inquiries or requests received from any state attorney general or other governmental body in connection with antitrust or related matters. Each of Company and Parent shall (i) give the other party prompt notice of the commencement of any material legal proceeding by or before any court or other governmental body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such legal proceeding, and (iii) except as may be prohibited by any governmental body or by any legal requirement, permit the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document filed with or provided to any governmental body in connection with any such legal proceeding.

     4.10  Access to Information.  Until the Closing Date and subject
           ---------------------
to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, Company will provide Parent and its agents with reasonable access, during regular business hours, to the files, books, records and offices of Company, including, without limitation, any and all information relating to Company taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition, and specifically including, without limitation, access to Company source code reasonably necessary for Parent to complete its diligence review of Company products and technology. Company will cause its accountants to cooperate with Parent and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     4.11  Satisfaction of Conditions Precedent.  Company will use all
           ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Company will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and to give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

     4.12  Blue Sky Laws.  Company shall use reasonable efforts to assist Parent
           -------------
to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

     4.13  Notification of Employee Problems. Company will promptly notify
           ---------------------------------
Parent if any of Company's officers becomes aware that any of the key employees listed in Item 2.15.2 intends to leave its employ.

     4.14  Company Dissenting Shares. As promptly as practicable after the
           -------------------------
Company Shareholder Meeting and prior to the Closing Date, Company shall furnish Parent with the name and address of each Company Shareholder who did not vote in favor of the Merger and the number of shares owned by such Company Shareholder.

     4.15  Litigation. Company will notify Parent in writing promptly after
           ----------
learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Company or threatened against it.

     4.16  Certain Employee Benefits. Company and its Subsidiaries shall take
           -------------------------
such actions as are necessary to terminate such Employee Plans as are requested by Parent to be terminated, provided that those Company and Subsidiary employees who are eligible to participate in each such Employee Plan shall be provided the opportunity to participate in a substantially comparable employee benefit plan maintained by Parent and provided further that Parent requests such termination no later than ten days prior to the Closing Date.

     4.17  New Audited Financial Statements. Company will use all reasonable
           --------------------------------
efforts to deliver to Parent, on or before January 24, 1999, Company's audited balance sheet as of December 31, 1999 and Company's audited statements of income and cash flow for the year ended December 31, 1999 (the "New Audited Financial
                                                         ---------------------
Statements"). The New Audited Financial Statements will (a) be in accordance
----------
with the books and records of Company, (b) present fairly and accurately the financial condition of Company at the respective dates specified therein and the results of operations for the respective periods specified therein and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

     5.   PARENT COVENANTS

          In the case of Section 5.1 through 5.5 and Section 5.8 through 5.10, during the period from the date of this Agreement until the Effective Time, and in the case of Section 5.6 and 5.7 for an indefinite period (or for such specific period provided for therein), Parent covenants to and agrees with Company as follows:

          5.1  Access to Information.  Until the Closing Date and subject
               ---------------------
to the terms and conditions hereof relating to confidentiality and use of confidential and proprietary information, Parent will provide Company and its agents with reasonable access to its management and officers and material information regarding Parent, including, without limitation, material information relating to Parent's business, intellectual property and financial condition. Parent will cause its accountants to cooperate with Company's accountants in making available all financial information reasonably requested to evaluate Parent's financial package.

          5.2  Satisfaction of Conditions Precedent.  Parent will use all
               ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and Parent will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

          5.3  Regulatory Approvals.  Parent will execute and file or join
               --------------------
in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Company may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Parent will use all commercially reasonable efforts to obtain all such authorizations, approvals and consents. Without limiting the generality of the foregoing, Company and Parent shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or Department of Justice for additional information or documentation, and (b) any inquiries or requests received from any state attorney general or other governmental body in connection with antitrust or related matters. Each of Company and Parent shall
(i) give the other party prompt notice of the commencement of any material legal proceeding by or before any court or other governmental body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such legal proceeding, and
(iii) except as may be prohibited by any governmental body or by any legal requirement, permit the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document filed with or provided to any governmental body in connection with any such legal proceeding.

          5.4  Preparation of Permit Application, Hearing Request and
               ------------------------------------------------------
Hearing Notice.  As promptly as practicable after the date hereof, Parent, with
--------------
Company's assistance, shall prepare and file with the California Commissioner of Corporations the Notice Materials, including the Permit Application, Hearing Request, Hearing Notice and Information Statement, if any, in connection with the Merger. Parent, with Company's assistance, shall use reasonable efforts to have the Permit issued as promptly as practicable after such filing. Parent makes the covenants applicable to it that are set forth in Section 4.6.1 with respect to the Permit, Permit Application, Hearing Request, Hearing Notice and Information Statement, if any. If (a) the California Department of Corporations has not scheduled a Hearing by February 1, 2000, (b) the Hearing has not occurred by February 20, 2000 (or March 1, 2000, if any Company Shareholders reside outside the United States), or
(c) the Permit has not been issued by February 28, 2000 (or March 9, 2000, if any Company Shareholders reside outside the United States), then Parent shall promptly prepare, with Company's assistance and cooperation, and file with the SEC the S-4 and shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. Parent makes the covenants applicable to it that are set forth in Section 4.6.2 with respect to the S-4 and the proxy statement/prospectus used in connection thereunder and all related materials.

          5.5  Employee Benefit Plans.  To the extent that individuals who
               ----------------------
are employed by Company or any Subsidiary immediately prior to the Effective Time shall remain employees of Company or become employees of Parent following the Effective Time (each such employee, an "Affected Employee"), Parent will use
                                            -----------------
all commercially reasonable efforts, after consultation with its insurance carriers, (a) to give Affected Employees full credit for purposes of eligibility (including service and waiting period requirements), vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent, for such Affected Employees' service with Company or any Subsidiary to the same extent recognized by either Company or a Subsidiary for the comparable employee benefit program immediately prior to the Effective Time and (b) to give Affected Employees full credit under Parent's employee benefit program for insurance, deductibles, and copayments paid under the employee benefit programs of Company. Parent shall provide for a minimum of three months base salary as a severance payment for any Affected Employee who is terminated other than for cause (the term "cause" to be defined to include termination for performance reasons), after the Effective Time and prior to December 31, 2000, provided that such employee executes a release on a form
                   --------
acceptable to Parent and, provided, further, that no severance payment shall be
                          --------  -------
made to any employee who has executed an Employment Agreement pursuant to this Agreement. The Affected Employees shall be third party beneficiaries of the immediately preceding sentence. This Section 5.5 will survive the consummation of the Merger and will be binding on all successors and assigns of Parent and Company.

          5.6  Indemnification Of Directors And Officers; Directors &
               ------------------------------------------------------
Officers Insurance.
------------------
               (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in Company's customary form for directors joining Company's Board of Directors prior to the Effective Time) and any indemnification provisions under Company's articles of incorporation or bylaws as in effect immediately prior to the Effective Time. Parent will not permit the Surviving Corporation to merge or consolidate with any other entity unless the Surviving Corporation ensures that the surviving or resulting entity assumes the obligations imposed by this Section 5.6.

          (b) For six years after the Effective Time, Parent shall maintain in effect the current level and scope of Company's directors and officers' liability insurance covering those directors and officers who are currently covered by the Company's insurance policies, and to the extent such directors and officers are expressly "Named Insured" under Company's current insurance policies with rights of enforcement against the insurance carriers, such officers and directors shall expressly be "Named Insureds" under such insurance of Parent with rights of enforcement against the insurance companies.

          (c) Parent and Company jointly and severally agree to pay all expenses, including attorney's fees, that may be incurred by any current or former director or officer of Company in enforcing the obligations of Parent or Company provided for in this Section 5.6.

          (d) This Section 5.6 shall survive the consummation of the Merger and is intended to benefit and may be enforced by any current or former director of officer of Company, and shall be binding on all successors and assigns of Parent and Company.

     5.7  Advice of Changes. Parent will promptly advise Company in writing (a)
          -----------------
of any event occurring subsequent to the date of this Agreement that would render the representations and warranties of Parent contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect unless Parent reasonably believes such event will be cured within 30 days and (b) of any Material Adverse Effect on Parent.

     5.8  Necessary Consents.  Parent will use all commercially
          ------------------
reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Parent, in addition to those set forth in
Section 4.6, to facilitate and allow the consummation of the transactions provided for herein and to allow Parent to carry on Company's business after the Effective Time.

     5.9  Blue Sky Laws. Parent shall use all reasonable efforts to comply with
          -------------
the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

     5.10 Loan. (a) If the Closing Date has not occurred and this Agreement has
          ----
not been terminated by February 1, 2000, then, during the period commencing on February 1, 2000 and continuing until the first to occur of the Closing Date, the close of business (Pacific Standard Time) on June 1, 2000 or the termination of this Agreement (the "Loan Period"), Parent will loan to Company, if Company
                        -----------
requests, $1,000,000 on the first of each month during the Loan Period, commencing on February 1 and ending and including June 1, 2000 (if the Loan Period continues until the close of business (Pacific Standard Time) on June 1,
2000), so that the maximum aggregate amount of such loans will be $5,000,000 and such loans being hereinafter referred to as the "Loans"). Such Loans will bear interest at the rate of 10% per annum, payable on the Maturity Date or conversion of the Loans, whichever occurs first. The Loans will be evidenced by unsecured promissory notes in form and substance reasonably acceptable to Parent, will be due and payable in full on December 31, 2000 (the "Maturity Date"), except that, if this Agreement is terminated prior to the
 -------------
Maturity Date while any principal or interest under any of the Loans remains outstanding, (i) pursuant to Sections 9.1(a), (b), (f) or (g), then either Parent or Company will have the right to convert all then unpaid principal and accrued interest under the Loans into Series C Preferred Stock of Company; (ii) pursuant to Section 9.1(d), then Company alone will have the right to convert all then unpaid principal and accrued interest under the loans into Series C Preferred Stock of Company; (iii) pursuant to Section 9.1(e), then Parent alone will have the right to convert all then unpaid principal and accrued interest under the loans into Series C Preferred Stock of Company; in each case in accordance with the terms set forth in the Agreement of Terms for the Purchase of Series C Preferred Stock of Signio, Inc. dated as of December 7, 1999, and Company covenants that it shall take all necessary action to cause such Series C Preferred Stock to be authorized and issued in accordance with such terms.

          (b)  In the event this Agreement is terminated by Parent pursuant to
Section 9.1(c) upon the occurrence of a Triggering Event (as defined herein), then all unpaid principal and accrued interest under the Loans shall be accelerated and shall be immediately due and payable by Company upon demand by Parent. Company may not, without the prior written consent of Parent, pre-pay any unpaid principal and accrued interest under the Loans. The right (if any) of Parent or Company, as the case may be, to convert the Loans in accordance with Section 5.10(a) shall expire 60 days after termination of this Agreement. The party that seeks to convert the Loans shall give the other party 20 days written notice prior to the desired date of conversion, which notice may be given at any time during the aforementioned 60 day period.

          (c) Immediately after the Closing and prior to the filing of the Agreement of Merger and the Effective Time, the Loans will be converted into shares of Company Common Stock at a conversion price of $3.33 per share and each party hereto will take all steps necessary or advisable to effect such result. Except with respect to Company's performance of its obligations under this
Section 5.10(c), the conversion referred to in this Section 5.10(c) shall be disregarded and without effect for any and all matters relating to Section 10.2.

     6.   CLOSING MATTERS

          6.1  The Closing.  Subject to termination of this Agreement as
               -----------
provided in Section 9 below, the Closing of the transactions provided for herein will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Time no later than the third business day after all conditions to Closing have been satisfied or waived other than those set forth in Sections 7.1, 7.2, 7.3, 8.1, 8.2 and 8.3, the satisfaction (or not) of which shall be determined no later than such third business day. Promptly after the Closing and the conversion of the Loans, the Agreement of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the California Secretary of State and the Certificate of Merger and such certificates of approval or other documents as may be required to effectuate the Merger will be filed in the office of the Delaware Secretary of State.

     6.2  Exchange of Certificates.
          ------------------------

          6.2.1   As of the Effective Time, all shares of Company Common
Stock and Company Preferred Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares (other than dissenters' shares) will be converted into the right to receive from Parent the number of shares of Parent Common Stock determined as set forth in Section 1.1, subject to Section 1.2 hereof.

          6.2.2   At and after the Effective Time, each certificate
representing outstanding shares of Company Common Stock and Company Preferred Stock will represent the number of shares of Parent Common Stock into which such shares of Company Common Stock and Company Preferred Stock have been converted, and such shares of Parent Common Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, Parent will mail or cause to be mailed to each holder of record of shares of Company Common Stock or Company Preferred Stock (a) instructions for use in effecting the surrender of the certificates for such shares (the "Company
                                                                  -------
Certificates") to Parent for cancellation and (b) a letter of transmittal (which
------------
shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Company Certificates to Parent's transfer agent accompanied by the specified documentation and shall be in such form and contain such other provisions as Parent may reasonably specify). Each holder of any such shares will then promptly surrender to the transfer agent for cancellation all Company Certificates for such holder's shares of Company Common Stock and Company Preferred Stock, accompanied by the completed and signed letter of transmittal and any other appropriate documentation. If a Company Certificate for any such shares or warrant has been lost, the holder of the shares or warrant may furnish the transfer agent with an affidavit of lost certificate and, if reasonably requested (in light of the circumstances) by Parent, a bond in such amount as the transfer agent or Parent may reasonably request. Upon surrender of a Company Certificate to the transfer agent for cancellation (or upon delivery of such affidavit and any such bond) together with a duly executed letter of transmittal and such other documents as may be reasonably required by the transfer agent, the transfer agent will issue to such surrendering holder certificate(s) for the number of shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.1, subject to Section 1.2, less the shares of Parent Common Stock deposited into escrow pursuant to Section 1.3, and Parent will distribute any cash payable under Section 1.2.

          6.2.3 All shares of Parent Common Stock (and, if applicable, cash in lieu of fractional shares) delivered upon the surrender of Company Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Time, there will be no further registration of transfers of the shares of Company Common Stock and Company Preferred Stock on the stock transfer books of Company. If, after the Effective Time, Company Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered as provided in this Section 6.2.

          6.2.4   Until Company Certificates representing Company Common
Stock and Company Preferred Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of

(a) the number of shares of Parent Common Stock into which the shares of Company Common Stock and Company Preferred Stock will have been converted and (b) if applicable, cash in lieu of fractional shares.

          6.3  Assumption of Options and Company Common Warrants.  Within a
               -------------------------------------------------
reasonable time period, and in any event within 30 days, after the Effective Time, Parent will notify in writing each holder of a Company Option or Company Common Warrant, as applicable, of: (a) the assumption of such Company Option or Company Common Warrant, as applicable, by Parent, (b) the conversion of such Company Option or Company Warrant, as applicable, into a Parent Option or Parent Warrant, as applicable, (c) the number of shares of Parent Common Stock that are subject to such Parent Option or Company Common Warrant, as applicable, and (d) the exercise price of such Parent Option or Parent Warrant, as applicable, as determined pursuant to Section 1.1.3. Within ten business days following the Closing Date, Parent shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to shares of Parent Common Stock subject to Parent Options for which such form is available and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     7.   CONDITIONS TO OBLIGATIONS OF COMPANY

          Company's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Company, but only in a writing signed on behalf of Company by its Chief Executive Officer or Chief Financial Officer):

          7.1  Accuracy of Representations and Warranties.  The
               ------------------------------------------
representations and warranties of Parent contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material" set forth therein) does not have and is not likely to have, individually or in the aggregate, a Material Adverse Effect on Parent; and Company shall have received a certificate to such effect executed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer.

          7.2  Covenants.  Parent shall have performed and complied in all
               ---------
material respects with all of its covenants contained in Section 5 on or before the Closing Date, and Company shall have received a certificate to such effect executed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer.

          7.3. Absence of Material Adverse Effect.  Since September 30,
               ----------------------------------
1999, there shall not have been any Material Adverse Effect with respect to Parent.

          7.4  Compliance with Law.  There shall be no order, decree, or
               -------------------
ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

          7.5  Government Consents.  There shall have been obtained at or
               -------------------
prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any governmental authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

          7.6  Opinion of Parent's Counsel.  Company shall have received
               ---------------------------
from Fenwick & West LLP, counsel to Parent, an opinion to the effect set forth in Exhibit D hereto, subject to such qualifications and limitations as such firm deems appropriate in its professional judgment.

          7.7  Permit.  The California Commissioner of Corporations shall
               ------
have issued the Permit or the issuance of the Parent Common Stock in connection with the Merger shall have been registered pursuant to an S-4 declared effective by the SEC.

          7.8  Requisite Approvals.  The principal terms of this Agreement
               -------------------
and the Merger shall have been approved and adopted by the written consent or vote of all the Company Shareholders, as required by applicable law and Company's Articles of Incorporation and Bylaws.

          7.9  Hart-Scott-Rodino Compliance.  All applicable waiting
               ----------------------------
periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

          7.10 Tax Opinions.  Parent and Company shall each have received
               ------------
written opinions from their respective tax counsel (Fenwick & West LLP and Cooley Godward LLP respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company
           --------  -------
does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          7.11 Nasdaq National Market.  The shares of Parent Common Stock
               ----------------------
isuable pursuant to this Agreement shall have been authorized for trading on the Nasdaq National Market.

     8.   CONDITIONS TO OBLIGATIONS OF PARENT

          The obligations of Parent hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Parent, but only in a writing signed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer):

          8.1  Accuracy of Representations and Warranties.  Each of the
               ------------------------------------------
representations and warranties of Company contained in this Agreement shall be true and correct on and as of the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct as of such particular date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material" set forth therein) does not have and is not likely to have, individually or in the aggregate, a Material Adverse Effect on Company; and Parent shall have received a certificate to such effect executed on behalf of Company by its Chief Executive Officer or Chief Financial Officer. For the purposes of this Section 8.1 (but not for the purposes of Section 10 or otherwise), the New Audited Financial Statements will not be deemed to constitute representations of Company.

          8.2  Covenants.  Company shall have performed and complied in all
               ---------
material respects with all of its covenants contained in Section 4 on or before the Closing and Parent shall have received a certificate to such effect signed on behalf of Company by its Chief Executive Officer or Chief Financial Officer.

          8.3  Absence of Material Adverse Effect.  Since the Balance Sheet
               ----------------------------------
Date, there shall have not been any Material Adverse Effect with respect to Company.

          8.4  Compliance with Law.  There shall be no order, decree, or
               -------------------
ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

          8.5  Government Consents.  There shall have been obtained at or
               -------------------
prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required to consummate the Merger by any governmental authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

          8.6  Opinion of Company's Counsel.  Parent shall have received
               ----------------------------
from Cooley Godward LLP, counsel to Company, an opinion to the effect set forth in Exhibit E hereto, subject to such qualifications and limitations as such firm
   ---------
deems appropriate in its professional judgment.

          8.7  Company Shareholder Approval.  The principal terms of this
               ----------------------------
Agreement and the Merger shall have been approved and adopted by the written consent or vote of the Company Shareholders, as required by applicable law and Company's Articles of Incorporation and Bylaws and by Company's Board of Directors.

          8.8  Termination of Rights.  Any registration rights, rights of
               ---------------------
first offer or refusal, or redemption rights of any Company Shareholder shall have been terminated or waived as of the Closing.

          8.9  Resignations.  The directors of Company in office
               ------------
immediately prior to the Effective Time of the Merger shall have resigned as directors of Company effective as of the Effective Time of the Merger.

          8.10 Permit.  The California Commissioner of Corporations shall
               ------
have issued the Permit or the issuance of the Parent Common Stock in connection with the Merger shall have been registered pursuant to an S-4 declared effective by the SEC.

          8.11 Hart-Scott-Rodino Compliance.  All applicable waiting
               ----------------------------
periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

          8.12 Dissenting Shares.  The number of shares of Company Common
               -----------------
Stock or Company Preferred Stock eligible to become dissenting shares shall not constitute more than 5% of the total number of shares of Company Common Stock (on an as-if converted to Company Common Stock basis) outstanding immediately prior to the Effective Time.

          8.13 New Audited Financial Statements.  Parent shall have
               --------------------------------
received from Company the New Audited Financial Statements.

          8.14 Third Party Consents.  All consents of third parties
               --------------------
identified in Schedule 3 hereto shall have been obtained.
              ----------

          8.15 No Termination of Employment Agreements.  None of the
               ---------------------------------------
employees who entered into the Employment Agreements shall have terminated any such agreement or taken any action that caused or will cause such termination.

     9.   TERMINATION OF AGREEMENT

          9.1  Termination.  This Agreement may be terminated at any time
               -----------
prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Company:

               (a)  by the mutual written consent of Parent and Company;

               (b) unless otherwise specifically provided herein or agreed in writing by Parent and Company, upon notice by either party, by either Parent or Company if all the conditions to Closing have not been satisfied or waived on or before April 30, 2000, or, if pursuant to Sections 4.6.2 and 5.4 Parent is required to file the S-4 with the SEC, on or before June 15, 2000 (as applicable, the "Final Date"), other than as a result of a material breach of
                 ----------
this Agreement by the terminating party, or a material breach by any of the affiliates of the terminating party of the applicable Affiliate Agreements;

               (c) by Parent (at any time prior to the approval of this Agreement and the Merger by the required vote of the stockholders of Company) if a Triggering Event (as defined below) shall have occurred;

               (d) by Company, if there has been a breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, or if any representation of Parent will have become untrue, in either case to an extent that would cause the conditions set forth in Section
7.1 or 7.2 not to be satisfied and which Parent fails to cure within a reasonable time, not to exceed 30 days, after written notice thereof (except that no cure period will be provided for a breach by Parent which by its nature cannot be cured);

               (e) by Parent, if there has been a breach by Company of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Company, or if any representation of Company will have become untrue, in either case to an extent that would cause the conditions set forth in
Section 8.1 or 8.2 not to be satisfied and which Company fails to cure within a reasonable time not to exceed 30 days after written notice thereof (except that no cure period will be provided for a breach by Company which by its nature cannot be cured);

               (f) by either party, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable;

               (g) by either Company or Parent if the Company Shareholder Approval by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company Shareholders duly convened therefore or at any adjournment thereof; provided, however, that the
                                                  --------  -------
right to terminate this Agreement under this Section 9.1(g) shall not be available to a party where the failure to obtain the Company Shareholder Approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of this Agreement.

               For the purposes of this Agreement, a "Triggering Event" shall be
                                                      ----------------
deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the approval of this Agreement or the Merger; (ii) Company shall have failed to include in the Notice Materials and Information Statement, if any (or, if Parent files the S-4, the proxy statement/prospectus used in connection therewith) the recommendation of the Board of Directors of Company in favor of the approval of this Agreement and the Merger; (iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the Merger within five business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a person or entity unaffiliated with Parent, and Company shall not have sent to its shareholders pursuant to Rule 14e-2 promulgated under the Securities Act, within five business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer; or (vii) Company shall have materially breached any covenant provided for in Section 4.7 or 4.8.

          9.2  Fees and Expenses.
               -----------------

          (a)  General.  Except as set forth in this Section 9.2, each party
               -------
will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Merger is consummated, Parent will pay at or immediately following the Closing the reasonable investment banking, accounting and attorneys' fees and expenses and other fees and expenses incurred by Company in connection with the Merger (including those fees and expenses specifically set forth in the Company Disclosure Schedule). Company will not incur in connection with the Merger more than $900,000 in such fees and expenses unless any such fees or expenses incurred by Company in excess of the applicable amount set forth for above are paid by the Company Shareholders on or before the Closing.

          (b)  Company Payments.
               ----------------

               (i) In the event that this Agreement is terminated by Parent pursuant to Section 9.1(c) Company shall promptly, but in no event later than two days after the date of such termination, pay Parent in immediately available funds a fee equal to $15 million (the "Termination Fee") plus an
                                                      ---------------
     amount equal to Parent's reasonable investment banking, accounting and attorneys' fees and expenses and other fees and expenses incurred by Parent with respect to this Agreement and the transactions contemplated hereby ("Parent's Expenses");
       -----------------

               (ii) In the event that this Agreement is terminated by Parent pursuant to Section 9.1(b) (at a time when Company is in material breach of any of its obligations under this Agreement and Parent is not in material breach of any of its obligations under this Agreement) or Section 9.1(e), or by either Parent or Company pursuant to Section 9.1(g), and within 12 months following the termination of this Agreement a Competing Transaction (as defined below) is consummated or Company enters into an agreement providing for a Competing Transaction, then Company shall, within two days after the consummation of a Competing Transaction, pay Parent in immediately available funds an amount equal to the Termination Fee plus Parent's Expenses.

               (iii) Company acknowledges that the agreements contained in this
     Section 9.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 9.2(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 9.2(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 9.2(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this
     Section 9.2(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

          (c) In the event that Company shall terminate this Agreement pursuant to Section 9.1(d), then Parent shall immediately pay Company in immediately available funds (i) an amount equal to the Termination Fee plus (ii) an amount equal to Company's reasonable investment banking, accounting and attorneys' fees and expenses and other fees and expenses incurred by Company with respect to this Agreement and the transactions contemplated hereby (the "Company
                                                              -------
Expenses"), except that the amount of the Company Expenses to be paid by Parent shall not be in excess of the amount set forth in Section 9.2(a). The payment provided for in this Section 9.2(c) shall be treated as liquidated damages and shall be in lieu of any other payments for damages incurred by Company or its shareholders for any non-willful breach of this Agreement by Parent.

          (d)  For the purposes of this Section 9.2, a "Competing Transaction"
                                                        ---------------------
shall mean any of the following involving Parent or Company (as the case may be) other than the Merger: (a) any merger, consolidation, share exchange, business combination or other similar transaction in which a majority of Company's voting stock is transferred to any third party; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of such party and its subsidiaries, taken as a whole in a single transaction or series of transactions; (c) any license, joint venture or other arrangement pursuant to which Company provides or permits exclusive access to all or a majority of its intellectual property (on a value basis) to a third party; (d) any tender offer or exchange offer for 50% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or (e) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the outstanding voting securities of such party (excluding the current beneficial ownership of Company's outstanding voting securities by the current Company Shareholders).

          9.3  Notice of Termination and Effect of Termination.  Any
               -----------------------------------------------
termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 9.3, Section 5.10(a), Section 5.10(b),
Section 9.2 and Article 11, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to any agreement to maintain the confidentiality of information regarding the other party, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     10. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS.

          10.1 Survival of Representations.  After the Closing, all
               ---------------------------
representations and warranties of Company and Parent contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of Parent or Company, as applicable, until that date (the "Escrow Release Date") which is the earlier of (a) the
                -------------------
termination of this Agreement or (b) the first anniversary of the Closing Date. After the Closing, those covenants contained in this Agreement which by their terms are to be performed after the Closing will continue until fully performed.

          10.2 Agreement to Indemnify.  From and after the Effective Time,
               ----------------------
Parent and the Surviving Corporation and their respective officers, directors, agents, and employees, and each person who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act and who suffers Damages (as defined below) in the capacity as such controlling person (each of Parent, the Surviving Corporation and each such officer, director, agent, employee and controlling person is hereinafter referred to individually as an

"Indemnified Person" and collectively as "Indemnified Persons") will be
 ------------------                       -------------------
indemnified and held harmless from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, demonstrable damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising
                                                -------
out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations (except for the representation in Section 2.10(i)), warranties or covenants given or made by Company in this Agreement or any certificate delivered pursuant to Section 8.1 or 8.2 hereof by or on behalf of the Company pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date) in accordance with the provisions of this Article 10 and the Escrow Agreement. Any claim of indemnity made by an Indemnified Person under this Section 10.2 must be asserted pursuant to Sections 4 and 5 of the Escrow Agreement. As used herein, the term "Damages" will not include any
                                                 -------
overhead costs of Parent personnel and the amount of Damages incurred by any Indemnified Person will be reduced by the amount of any insurance proceeds actually received by such Indemnified Person on account of such Damages and the amount of any direct tax savings actually recognized by such Indemnified Person that are directly attributable to such Damages, but will include any reasonable costs or expenses incurred by such Indemnified Person to recover such insurance proceeds or to obtain such tax savings. The Indemnified Persons will use reasonable efforts to mitigate their Damages.

          10.3 Limitation.  Notwithstanding anything herein to the
               ----------
contrary, in seeking indemnification for Damages under Section 10.2, the Indemnified Persons will exercise their remedies only with respect to the
Escrow Shares and any other assets deposited in escrow
pursuant to the Escrow Agreement. Except for knowing or willful fraud (a) no Company Shareholder will have any liability to an Indemnified Person under this Agreement except to the extent of such Company Shareholder's portion of the Escrow Shares and any other assets deposited under the Escrow Agreement and (b) the remedies set forth in this Section 10.3 will be the exclusive remedies of Parent and the other Indemnified Persons under this Agreement against any Company Shareholder for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Company in this Agreement or in any certificate delivered pursuant to Section 8.1 or 8.2 hereof by or on behalf of the Company pursuant hereto. No indemnified Person will be entitled to recover punitive damages pursuant to this Section 10.2 unless (and only to the extent that) the Damages suffered by the Indemnified Person under Section 10.2 include liability incurred by such Indemnified Person to any third party for punitive damages. The indemnification provided for in
Section 10.2, and the limitation of liability provided for in the immediately preceding sentence, shall not apply to any breach of any covenants or representations made by a Company Shareholder in an Affiliate Agreement or in the Support Agreement. In addition, the indemnification provided for in Section
10.2 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of $1,000,000, in which event Company shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages. The limitations on the indemnification obligations set forth in this
Section 11.3 shall not be applicable to Damages resulting from knowing or
                   ---
willful fraud.

          10.4 Notice. Promptly after Parent becomes aware of the existence of
               ------
any potential claim by an Indemnified Person for indemnity under Section 10.2, Parent will notify the Representatives of such potential claim in accordance with the Escrow Agreement. Failure of Parent to give such notice will not affect any rights or remedies of an Indemnified Party hereunder with respect to indemnification for Damages except to the extent the Company Shareholders are materially prejudiced thereby. Prior to the settlement of any claim for which Parent seeks indemnity under Section 10.2, Parent will provide the Representatives with the terms of the proposed settlement and a reasonable opportunity to comment on such terms in accordance with the Escrow Agreement.

     11.  MISCELLANEOUS

          11.1 Governing Law.  The internal laws of the State of Delaware
               -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          11.2 Assignment; Binding Upon Successors and Assigns.  Neither
               -----------------------------------------------
party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.3 Severability.  If any provision of this Agreement, or the
               ------------
application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          11.4  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of both parties reflected hereon as signatories.

          11.5  Other Remedies.  Except as otherwise provided herein, any
                --------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          11.6  Amendment and Waivers.  Any term or provision of this
                ---------------------
Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time prior to the Effective Time and before or after the Company Shareholder Approval.

          11.7  No Waiver.  The failure of any party to enforce any of the
                ---------
provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

          11.8  Notices.  Any notice or other communication required or
                -------
permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                (i)  If to Parent:

                     Verisign, Inc.
                     1350 Charleston Road
                     Mountain View, CA 94043-1331
                     Attention:  Chris Babel, Manager Strategic Development
                     Phone:  (650) 961-7500
                     Fax:  (650) 961-7300
                     with a copy to:

                     Fenwick & West LLP
                     Two Palo Alto Square
                     Palo Alto, CA  94306
                     Attention:  Gordon K. Davidson
                     Phone:  (650) 494-0600
                     Fax:  (650) 494-1417

                     (b)  If to Company:

                     Signio, Inc.
                     1600 Bridge Parkway, Suite 201
                     Redwood City, CA 94065
                     Attention:  Mark McLaughlin,
                     Vice President of Business Development and Sales
                     Phone:  (650) 622-2200
                     Fax:  (650) 622-2201

                     with a copy to:

                     Cooley Godward LLP
                     5 Palo Alto Square
                     Palo Alto, CA 94306
                     Attention:  Timothy Moore
                     Phone:  (650) 843-5000
                     Fax:  (650) 857-0663

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 11.8.

          11.9  Construction of Agreement.  A reference to an article,
                -------------------------
section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

          11.10 No Joint Venture. Nothing contained in this Agreement will be
                ----------------
deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

          11.11 Further Assurances.  Each party agrees to cooperate fully with
                ------------------
the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

          11.12 Absence of Third Party Beneficiary Rights.  Except as otherwise
                -----------------------------------------
provided herein, no provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          11.13 Public Announcement.  Parent and Company will issue a press
                -------------------
release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Each of Parent and Company may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws (or, in the case of Parent, Nasdaq Stock Market rules) after reasonable consultation, where possible, with the other. Company will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. Each of Parent and Company will take all reasonable precautions to prevent any trading in the securities of Parent by officers, directors, employees and agents of Parent or Company, respectively, having knowledge of any material information regarding Parent provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement until the information in question has been publicly disclosed.

          11.14 Time is of the Essence.  The parties hereto acknowledge and
                ----------------------
agree that time is of the essence in connection with the execution, delivery and performance of this Agreement.

          11.15 Additional Disclosure Issues.  The parties hereto acknowledge
                ----------------------------
and agree that no Effect arising out of the facts stated in Section 2.13 of the Company Disclosure Letter shall be deemed to have caused, or to cause after the date hereof, a Material Adverse Effect on Company. The disclosure in the aforementioned Section 2.13 of the Company Disclosure Letter shall not limit or in any way affect Parent's indemnification rights under Article 10 of this Agreement.

          11.16 Entire Agreement.  This Agreement, the exhibits and schedules
                ----------------
hereto, the Company Disclosure Letter and any Parent disclosure letter and the Confidential Disclosure Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

VERISIGN, INC.                           SIGNIO, INC.


By:  /s/ Stratton D. Sclavos             By:  /s/ Philippe Courtot
   --------------------------------         -----------------------------------
   Stratton D. Sclavos, President           Philippe Courtot, Chief Executive
   and Chief Executive Officer              Officer



BEHAD ACQUISITION CORP.


By:  /s/ Stratton D. Sclavos
   --------------------------------
Its:   President
    -------------------------------



                          [SIGNATURE PAGE TO AGREEMENT AND
                              PLAN OF REORGANIZATION]